SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported): February 2, 2005


                                FONIX CORPORATION
             (Exact name of registrant as specified in its Charter)


         Delaware                    0-23862                22-2994719
(State or other jurisdiction   (Commission File Number)   (IRS Employer
  of incorporation)                                     Identification No.)


9350 South 150 East, Suite 700, Sandy, Utah              84070
(Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, Including Area Code:  (801) 553-6600

ITEM 3.02 SALE OF UNREGISTERED SECURITIES.

         Effective as of July 1, 2003, Fonix Corporation (the "Company") entered into a Fifth Private Equity Line Agreement (the "Agreement") with Queen LLC ("Queen"). Under the Agreement, Queen agreed to make available to the Company up to $20,000,000 under a line of credit (the "Fifth Equity Line"), in exchange for shares of Fonix Corporation Class A Common Stock which the Company may put to Queen according to the terms and conditions set forth therein.

         On Wednesday, February 2, 2005, the Company closed a put under its Fifth Equity Line dated November 30, 2004, wherein the Company had requested a draw of $668,231, and had agreed to issue shares to Queen under the Agreement. The Company issued 5,419,554 shares to Queen in connection with the November 30, 2004, put.

         The November 30, 2004, put was the final put to be made under the Fifth Equity Line and the Company has drawn the full amount available under the Fifth Equity Line.

         The shares of common stock were issued to Queen under the Agreement without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder, including Regulation
D. The issuance was made in connection with a private offering under the Agreement, and no public solicitation or offering was made. The resales of the shares by Queen were registered under a registration statement on Form S-2. Queen is identified as an underwriter in the registration statement with respect to the shares it receives in connection with the Agreement.

         The Company used the proceeds of the November 30, 2004 put for general corporate purposes including working capital.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FONIX CORPORATION
                                   (Registrant)



Date: February 7, 2005


                                   By: /s/ Roger D. Dudley
                                      -------------------------------------
                                      Roger D. Dudley
                                      Executive Vice President and
                                      Chief Financial Officer
                                      (Principal Accounting Officer)